    As filed with the Securities and Exchange Commission on October 12, 1995
                                                  Registration Number 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              --------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                           BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     76-0207995
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                                3900 ESSEX LANE
                           HOUSTON, TEXAS  77027-5177
                                 (713) 439-8600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            LAWRENCE O'DONNELL, III
            VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                           BAKER HUGHES INCORPORATED
                                3900 ESSEX LANE
                           HOUSTON, TEXAS  77027-5177
                                 (713) 439-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:
                                 CURTIS W. HUFF
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                              --------------------
          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
                                             (cover continued on following page)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
  Title of each class of                        Amount        Proposed          Proposed      Amount of
securities to be registered                      to be         maximum           maximum      registration
                                               registered   offering price      aggregate         fee
                                                             per share(1)     offering price
Common Stock, $1.00 par value per
 share, including the associated Series One
 Junior Participating Preferred Stock          1,000,000        $20.50          $20,500,000     $7,068.97
 Purchase Rights                                shares

==========================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 10, 1995.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                               (cover continued from prior page)

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Subject to Completion Dated October 12, 1995

  PROSPECTUS
  ----------

                           BAKER HUGHES INCORPORATED
                                1,000,000 SHARES
                    COMMON STOCK, $1.00 PAR VALUE PER SHARE


       This Prospectus has been prepared for use in connection with the proposed sale by certain stockholders (the "Selling Stockholders") of Baker Hughes Incorporated, a Delaware corporation (the "Company"), of an aggregate of up to 1,000,000 shares (the "Shares") of common stock, $1.00 par value per share (the "Common Stock"), of the Company currently held by the Selling Stockholders or that may be issued in the future to the Selling Stockholders pursuant to the Agreement and Plan of Merger dated August 17, 1995 (the "Agreement"), among the Company, CTC International Corporation ("CTC"), CTC Acquisition Co. and the Selling Stockholders. The Shares may be sold from time to time in one or more transactions effected on the New York Stock Exchange or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a broker-dealer acting as
  principal.   See "Plan of Distribution."

       The Common Stock is traded on the New York Stock Exchange under the symbol "BHI." On October 10, 1995, the last reported sales price for the Common Stock as reported on the New York Stock Exchange was $20.75 per share.

       The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration. The Company also has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). See "Plan of Distribution" and "Selling Stockholders".

       The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

                                --------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION   PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY   REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                --------------

                  The date of this Prospectus is       , 1995.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION............................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..  3

THE COMPANY......................................  3

DESCRIPTION OF CAPITAL STOCK.....................  4

SELLING STOCKHOLDERS.............................  4

PLAN OF DISTRIBUTION.............................  5

LEGAL MATTERS....................................  5

EXPERTS..........................................  5

          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy and information statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the regional offices of the SEC at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of this material may also be obtained from the Public Reference Section of the SEC in its Washington D.C. office at prescribed rates.

          The Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. In addition, copies of such material can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104.

          This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the SEC under the 1933 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, heretofore filed with the SEC by the Company pursuant to the 1934 Act, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1994;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995, and June 30, 1995; and

     (c) The description of the Company's capital stock set forth in the Company's Current Report on Form 8-K dated July 27, 1992, as modified by the Company's Current Report on Form 8-K dated June 21, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that have been incorporated by reference in this Prospectus (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to the Company at 3900 Essex Lane, Houston, Texas 77027-5177, Attention: Corporate Secretary, telephone number: (713) 439-8600.


                                  THE COMPANY

     The Company operates in two industry segments, oilfield services and equipment and process products and services. In addition to these industry segments, the Company manufactures and sells other equipment and provides services to industries not related to either the petroleum or process industries. Certain of the Company's operations are conducted through joint ventures or partnerships.

     The Company is a Delaware corporation that was formed in connection with the combination of Baker International Corporation ("Baker") and Hughes Tool Company ("Hughes") consummated on April 3, 1987. The shares of Baker and Hughes were publicly traded and registered with the SEC for more than five years prior to that date. As used herein, the "Company" refers to Baker Hughes Incorporated and its subsidiaries and the joint ventures and partnerships in which Baker Hughes Incorporated has a majority interest, unless the context clearly indicates otherwise. The Company's principal executive offices are located at 3900 Essex Lane, Houston, Texas 77027-5177, and its telephone number is (713) 439-8600.


                          DESCRIPTION OF CAPITAL STOCK

     A description of the Common Stock and the associated Series One Junior Participating Preferred Stock Purchases Rights, which currently trade with the Common Stock, is set forth in the Company's Current Reports on Form 8-K dated June 27, 1992, and June 21, 1995, which reports are incorporated herein by reference.

                                 SELLING STOCKHOLDERS

          This Prospectus constitutes a part of the Registration Statement filed by the Company pursuant to registration rights granted to the Selling Stockholders in the Agreement. Pursuant to the terms of the Agreement, the Company will pay all expenses of registering the Shares under the 1933 Act, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses and the fees and disbursements of the counsel and accountants for the Company. The Agreement also provides that the Company will indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the 1933 Act. The Selling Stockholders will pay all fees and disbursements of their counsel and all brokerage commissions, if any, applicable to the Shares sold by them.

          The following table sets forth certain information with respect to the shares of Common Stock beneficially owned by each Selling Stockholder as of October 10, 1995, all of which may be sold pursuant to this Prospectus:

                                                               Number of    Percent of
                          Name of                                Shares     Outstanding
                    Selling Stockholder                         Owned(1)      Shares
                    -------------------                       ------------  -----------
George O. Suman, Jr. Descendants Trust                          203,565          *
George O. Suman, Jr.                                            182,753          *
Helen R. Suman                                                   38,072          *
WP&G Enterprise Fund, LP                                         75,536          *
Weiss, Peck & Greer Venture Associates II, LP                    54,592          *
Weiss, Peck & Greer Venture Associates II (Overseas) LP          11,964          *
Webber Family Trust                                               1,465          *
James E. Klima                                                   33,254          *
Edward T. Wood                                                    9,777          *
James Oliver                                                      9,777          *
John A. Haeber and Gloria A. Haeber Revocable Living Trust        1,577          *
Carolynn J. Halliday                                              1,104          *
Manfred Templin                                                     947          *
                                                               ________
                                                                624,383
                                                               ========

-------
*    Less than 1%.

(1) Because the Selling Stockholders may offer all or a portion of the Shares pursuant to this Prospectus, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of any such sales. The Company may issue to the Selling Stockholders additional shares from time to time pursuant to a royalty provided to them in the Agreement that terminates in September 2000. Up to 375,617 of those additional shares of Common Stock have been registered for sale pursuant to this Prospectus.

     The Agreement was entered in conjunction with the Company's acquisition of CTC from the Selling Stockholders. Prior to the Company's acquisition of CTC, George O. Suman, Jr. served as President of CTC. Mr. Suman currently serves as an independent consultant to the Company pursuant to a five-year contract that expires in August 2000 at a quarterly fee of $21,000. Prior to the acquisition of CTC, representatives of WP&G Enterprise Fund, LP, Weiss, Peck & Greer Venture Associates II, LP and Weiss, Peck & Greer Venture Associates II (Overseas) LP, served as directors of CTC and provided advisory services to CTC. None of the Selling Stockholders have, within the past three years, held any position, office or other material relationship with the Company or any of its predecessors or affiliates, except as noted above.

                             PLAN OF DISTRIBUTION

     The Shares may be sold pursuant to the methods described below from time to time by or for the account of the Selling Stockholders in transactions effected on the New York Stock Exchange or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In the case of a broker-dealer acting as principal, the broker-dealer may then resell such shares to the public at varying prices to be determined by any such broker-dealer at the time of resale. The Selling Stockholders may effect such transactions by selling Shares through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from the Selling Stockholders (which commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales, and any profit on the sale of Shares by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions.

     At the time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, broker-dealers or agents, the purchase price paid by any underwriter for the Common Stock purchased from the Selling Stockholders, any discounts, commissions or other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed, reallowed or paid to dealers.


                                 LEGAL MATTERS

     The legality of the Common Stock is being passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas.


                                    EXPERTS

     The Company's consolidated financial statements and the Company's related consolidated financial statement schedules as of September 30, 1994 and 1993 and for each of the three years in the period ended September 30, 1994, incorporated by reference into this Prospectus and elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with this offering are:

    SEC registration fee........  $ 7,069
    Accounting fees and expenses    1,000
    Legal fees and expenses.....    5,000
    Miscellaneous...............    5,000
    TOTAL.......................  -------
                                  $18,069
                                  =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company's Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

    Under Article III of the Company's By-laws as currently in effect and pursuant to an indemnification agreement with each of the Company's officers and directors (each an "Indemnification Agreement"), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

    Under the Delaware General Corporation Law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (i) expenses, including attorneys' fees, and (ii) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Company, where such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

    The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company's By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), but Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware's public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

    Pursuant to the Indemnification Agreement, the Company has agreed to provide, at all times during the two-year period following a "change in control" (as defined in the Indemnification Agreement) of the Company, irrevocable letters of credit in an aggregate amount not less than $25,000,000 for the benefit of the officers and directors of the Company to secure the Company's obligations under the Indemnification Agreement.

    Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing aggregate coverage in the amount of $75,000,000.


ITEM 16.  EXHIBITS.

      3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1993).

      3.2 By-laws (incorporated by reference to Exhibit No. 3.2 to the Annual Report on Form 10-K of the Company for the year ended September 30,
          1992).

      3.3 Certificate of Designation of Series One Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.3 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1993).

      3.4 Amended Certificate of Designation of Series One Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.4 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1992).

      3.5 Certificate of Designation of Series J Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.7 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1989).

      3.6 Certificate of Designation of Series K Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.8 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1989).

      3.7 Certificate of Designation of Series L Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.8 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1990).

      4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1993).

      4.2 By-laws (incorporated by reference to Exhibit No. 3.2 to the Annual Report on Form 10-K of the Company for the year ended September 30,
           1992).

      4.3 Certificate of Designation of Series One Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.3 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1993).

      4.4 Amended Certificate of Designation of Series One Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.4 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1992).

      4.5 Certificate of Designation of Series J Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.7 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1989).

      4.6 Certificate of Designation of Series K Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.8 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1989).

      4.7 Certificate of Designation of Series L Preferred Stock of the Company (incorporated by reference to Exhibit No. 3.8 to the Annual Report on Form 10-K of the Company for the year ended September 30, 1990).

      4.10 Stockholder Rights Agreement dated as of March 23, 1988, between the Company and Morgan Shareholders Services Trust Company, a Rights Agent (incorporated by reference to Exhibit No. 4.2 to the Annual Report on Form 10-K of the Company for the year ended September 30,
           1993).

      5.1  Opinion of Fulbright & Jaworski L.L.P.

      23.1 Consent of Fulbright & Jaworski L.L.P. (to be included in Exhibit
           5.1).

      23.2 Consent of Deloitte & Touche LLP.

ITEM 17.   UNDERTAKINGS.

      The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
    Section 13 or Section 15(d) of the 1934 Act, that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 10, 1995.


                              BAKER HUGHES INCORPORATED



                              By:  /s/James D. Woods
                                 ----------------------
                              James D. Woods
                              Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence O'Donnell, III and James D. Woods or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent of either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the Securities Act of 1933, as amended, this registration statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                       DATE
     ---------                      -----                       ----
                           Chairman of the Board,         October 10, 1995
/s/James D. Woods       Chief Executive Officer and
--------------------              Director
   James D. Woods

                       Senior Vice President and Chief    October 10, 1995
/s/Eric L. Mattson           Financial Officer
--------------------    (principal financial officer)
   Eric L. Mattson
                                 Controller               October 10, 1995
/s/James E. Braun           (principal accounting
--------------------              officer)
   James E. Braun




 /s/Lester M. Alberthal, Jr.   Director  October 10, 1995
-----------------------------
    Lester M. Alberthal, Jr.


/s/Gordon M. Anderson          Director  October 10, 1995
-----------------------------
   Gordon M. Anderson

/s/Victor G. Beghini           Director  October 10, 1995
-----------------------------
   Victor G. Beghini

/s/Jack S. Blanton             Director  October 10, 1995
-----------------------------
   Jack S. Blanton

/s/Harry M. Conger             Director  October 10, 1995
-----------------------------
   Harry M. Conger

/s/Eunice M. Filter            Director  October 10, 1995
-----------------------------
   Eunice M. Filter

/s/Joe B. Foster               Director  October 10, 1995
-----------------------------
   Joe B. Foster

/s/Richard D. Kinder           Director  October 10, 1995
-----------------------------
   Richard D. Kinder

/s/John F. Maher               Director  October 10, 1995
-----------------------------
   John F. Maher

/s/Dana G. Mead                Director  October 10, 1995
-----------------------------
   Dana G. Mead

/s/Donald C. Trauscht          Director  October 10, 1995
-----------------------------
   Donald C. Trauscht
